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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 20, 1999, except for Note 16, as to which the date is November 12, 1999, relating to the consolidated financial statements of SciQuest.com, Inc. and our report dated April 1, 1999 relating to the financial statements of BioSupplyNet, Inc., which is included in the Registration Statement on Form S-1 (File No.333-87433) of SciQuest.com, Inc. dated November 19, 1999.


/s/ PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
January 5, 2000